 Exhibit B 30(i)

CORPORATE ACCESS NUMBER: 209540673

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

PLAYER RESOURCES LTD.
AMENDED ITS ARTICLES ON 2002/08/02.

[SEAL] Registrar of Corporations Omitted